UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2021

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders for fiscal year 2021, held on Wednesday, May 19, 2021, the following matters were submitted to a vote of the shareholders:

Proposal One: Election of Trustees

Trustee Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	203,796,048	8,287,600	299,527	5,501,910
Fred W. Boehler	211,610,232	484,145	288,798	5,501,910
Kelly H. Barrett	211,033,629	1,053,375	296,171	5,501,910
Antonio F. Fernandez	204,237,970	7,847,373	297,832	5,501,910
James R. Heistand	211,584,211	499,752	299,212	5,501,910
David J. Neithercut	211,580,058	504,473	298,644	5,501,910
Mark R. Patterson	179,494,590	31,864,836	1,023,749	5,501,910
Andrew P. Power	211,042,309	1,042,566	298,300	5,501,910

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
209,280,230	2,339,715	763,230	5,501,910

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
213,676,337	4,148,210	60,538

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2021

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President